Exhibit 99.1

News Release

For information contact:

Sherry Magee

Senior Vice President Communications

CNL Financial Group

(407) 650-1223

CORPORATE CAPITAL TRUST REPORTS YEAR-END 2013 RESULTS AND

ANNOUNCES DATE OF EARNINGS CALL

— Returns remain strong as the portfolio continues its shift to more originated transactions —

(ORLANDO, Fla.) March 24, 2014 – Corporate Capital Trust, a business development company that provides individuals the opportunity to invest in the debt of privately owned American companies, announced its operating results for the year ended Dec. 31, 2013. Corporate Capital Trust also announced that it will host its first earnings call on March 31, 2014. Details about the earnings call can be found below.

“Corporate Capital Trust had a strong fourth quarter to help cap off a strong 2013,” said Andy Hyltin, CEO of Corporate Capital Trust. “In the fourth quarter we continued our focus on transitioning our portfolio to more KKR-originated loans. As such we ended 2013 with approximately one-third of our portfolio in originated transactions.”

2013 Year-End Highlights

•	Total cumulative return on an initial investment from June 2011 through Dec. 31, 2013, is 35.6 percent(1) and a 12-month return of 11.4 percent for the year ended Dec. 31, 2013.(2)

•	As of Dec. 31, 2013, approximately $713 million of the portfolio was comprised of directly originated transactions, up from $382 million as of Sept. 30, 2013. This represented approximately 37percent of the investment portfolio, up from approximately 23 percent of the portfolio as of Sept. 30, 2013.

•	As of Dec. 31, 2013, the company had raised more than $1.4 billion of equity capital since its inception from the sale of common stock, $807 million of which was raised during the year ended Dec. 31, 2013.

•	For the year ended Dec. 31, 2013, the company declared and paid distributions of approximately $87 million, or $0.825 per share, for shareholders who had purchased shares as of the first closing of January 2013. Distributions for the year ended Dec. 31, 2013, included a special one-time cash distribution of $0.03 per share to shareholders of record as of Dec. 31, 2013.

•	Distributions for the year ended Dec. 31, 2013, were fully covered by taxable income available for distribution.

•	Investors who acquired shares of Corporate Capital Trust in the first closing of January 2013, at the then current public offering price of $10.95 per share and held the shares through Dec. 31, 2013, realized an approximate 7.4 percent distribution rate for 2013.

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Corporate Capital Trust, Inc. is advised by CNL Fund Advisors Company and KKR Asset Management LLC

Page 2 / Corporate Capital Trust Reports Year-End 2013 Results and Announces Date of Earnings Call

“Corporate Capital Trust’s flexibility to take a long-term view in investing, its ability to diversify through originated transactions, and ability to use leverage prudently continues to position the company as a strong, alternative investment option,” said Erik Falk, co-head of leveraged credit at KKR and board member for Corporate Capital Trust. “Maintaining investment discipline in corporate credit based on underlying fundamentals is the best way to position Corporate Capital Trust for sustained success.”

Financial and Operational Highlights

	($ in millions except per share data)
Year Ended Dec. 31,	2013	2012
Total assets:	$2,281.19	$850.32
Borrowings:[3]	$729.80	$235.67
Total net assets:	$1,430.43	$611.48
Net asset value per share:	$10.00	$9.75
Leverage ratio (borrowings/adjusted total assets):[3]	33%	30%

Portfolio Activity for the Year Ended Dec. 31,	2013	2012
Cost of investments purchased:	$2,090.37	$991.95
Sales, principal payments and paydown proceeds:	$925.10	$410.53
Net investment income:	$49.94	$15.69
Total distributions declared:	$87.00	$23.32

Investment Portfolio Update4

Corporate Capital Trust’s investment portfolio included sales of $925 million and net realized gains of $28 million in 2013 compared to $410 million and $3 million in 2012.

Corporate Capital Trust’s investment portfolio consisted of investment interests in 97 companies as of Dec. 31, 2013. The portfolio companies are diversified across multiple industries, with the largest portion invested in consumer durables and apparel (19.0 percent), technology hardware & equipment (12.7 percent) and retailing (10.3 percent).

As of Dec. 31, 2013, the primary investment concentrations included senior debt and subordinated debt securities, which represented 76.9 percent and 19.0 percent, respectively, of the portfolio at fair value. The debt investments in the portfolio were purchased at an average of 97.5 percent of par value.

As of Dec. 31, 2013, 63.8 percent of the company’s debt investments, based on fair value, featured floating interest rates, primarily based on London Interbank Offered Rate (Libor), and 36.2 percent of the debt investments featured fixed interest rates. Approximately 96.6 percent of the company’s floating interest rate debt investments had base interest rate floors; the weighted average base interest rate floor was 1.1 percent as of Dec. 31, 2013.

Recent Events

On Jan. 28, 2014, the company expanded its existing credit facility with Deutsche Bank from $265 million to $340 million. The facility will mature in January 2015.

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Corporate Capital Trust, Inc. is advised by CNL Fund Advisors Company and KKR Asset Management LLC

Page 3 / Corporate Capital Trust Reports Year-End 2013 Results and Announces Date of Earnings Call

As of March 18, 2014, the company’s board of directors approved an increase in the distribution per share from $0.015004 to $0.015483 per week for the time period beginning on April 1, 2014, through and including June 24, 2014.

Earnings Call

Corporate Capital Trust will hold its earnings call for the fourth quarter and year ended Dec. 31, 2013, on Wednesday, April 2, 2014, at 4:00 p.m. Eastern Time. To listen to the earnings call, dial (800) 704-5375.

(1)	Corporate Capital Trust’s net asset value per share was $9.00 and $10.00 on June 17, 2011, and Dec. 31, 2013, respectively. After considering (i) the overall changes in net asset value per share, (ii) paid distributions of approximately $0.37, $0.76, $0.83 per share in the period of June 17, 2011, (inception) to Dec. 31, 2011, the year ended Dec. 31, 2012, and the year ended Dec. 31, 2013, respectively, and (iii) the assumed reinvestment of those distributions at 90 percent of the prevailing offering price per share, then the total investment return was 35.6 percent for shareholders who held Corporate Capital Trust shares from June 17, 2011, (inception) through the quarter ended Dec. 31, 2013. (This cumulative return does not take into account any sales load that was paid by our shareholders.)
(2)	Corporate Capital Trust’s net asset value per share was $9.75 and $10.00 on Dec. 31, 2012, and Dec. 31, 2013, respectively. After considering (i) the overall changes in net asset value per share, (ii) paid distributions of approximately $0.83 per share in the year ended Dec. 31, 2013, and (iii) the assumed reinvestment of those distributions at 90 percent of the prevailing offering price per share, then the total investment return was 11.4 percent for shareholders who held Corporate Capital Trust shares over the entire year ended Dec. 31, 2013. (This calculation does not take into account any sales load that was paid by our shareholders.)
(3)	Includes Total Return Swap (TRS) implied borrowings.
(4)	Includes TRS reference assets, which are assets owned by a counterparty to a total return swap agreement, as discussed in the company’s financial statements.

About Corporate Capital Trust

Corporate Capital Trust is an innovative non-traded business development company that provides individuals an opportunity to invest in privately owned American companies. The Company is externally managed by CNL and KKR and its investment objective is to provide shareholders with current income and, to a lesser extent, long-term capital appreciation. The Company intends to meet its investment objective by investing primarily in the debt of privately owned companies, with a focus on originated transactions sourced through the networks of its advisors. For additional information, please visit www.CorporateCapitalTrust.com.

About CNL Financial Group

CNL Financial Group is a leading private investment management firm providing global real estate and alternative investments. Since inception in 1973, CNL Financial Group and/or its affiliates have formed or acquired companies with more than $28 billion in assets. CNL Financial Group is headquartered in Orlando, Florida. For more information, visit www.CNL.com.

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Corporate Capital Trust, Inc. is advised by CNL Fund Advisors Company and KKR Asset Management LLC

Page 4 / Corporate Capital Trust Reports Year-End 2013 Results and Announces Date of Earnings Call

About KKR

Founded in 1976 and led by Henry Kravis and George Roberts, KKR is a leading global investment firm with $94.3 billion in assets under management as of December 31, 2013. With offices around the world, KKR manages assets through a variety of investment funds and accounts covering multiple asset classes. KKR seeks to create value by bringing operational expertise to its portfolio companies and through active oversight and monitoring of its investments. KKR complements its investment expertise and strengthens interactions with investors through its client relationships and capital markets platform. KKR is publicly traded on the New York Stock Exchange (NYSE: KKR). For additional information, please visit KKR’s website at www.KKR.com.

This is not an offer. Securities can be offered only by the prospectus, which must accompany or precede this material. Since investing in Corporate Capital Trust is not suitable for all investors, the prospectus should be read carefully by an investor before investing. Investors are advised to consider the investment objectives, risks, charges, and expenses before investing. The prospectus, which is available at www.sec.gov, www.CorporateCapitalTrust.com and may be obtained by calling 866-650-0650, contains this and other information about Corporate Capital Trust. Broker/Dealers are reminded that communications to any person must be accompanied or preceded by a prospectus in accordance with the Securities Act of 1933, as amended. Neither the SEC, the Attorney General of the State of New York nor any other regulatory agency has passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense. Managing Dealer of Corporate Capital Trust is CNL Securities, Member FINRA/SIPC.

The information in this press release may include “forward-looking statements.” These statements are based on the beliefs and assumptions of Corporate Capital Trust’s management and on the information currently available to management at the time of such statements. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law. Forward-looking statements generally can be identified by the words “believes,” “expects,” “intends,” “plans,” “estimates” or similar expressions that indicate future events. Important factors that could cause actual results to differ materially from Corporate Capital Trust’s expectations include those disclosed in the current prospectus for the public offering of Corporate Capital Trust’s common stock.

CNL Fund Advisors Company (CNL) and KKR Asset Management LLC (KKR) are affiliates of CNL Financial Group and KKR & Co. L.P., respectively.

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Corporate Capital Trust, Inc. is advised by CNL Fund Advisors Company and KKR Asset Management LLC